UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 8, 2006
PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-7573 (Commission File Number)	73-0618660 (IRS Employer Identification No.)

1401 Enclave Parkway, Suite 600 Houston, Texas 77077 (Address of principal executive offices)	77077 (Zip Code)
Registrant’s telephone number, including area code: (281) 406-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet
                 Arrangement
     On August 8, 2006, Parker Drilling Company, a Delaware corporation (the “Company”), voluntarily called for redemption $50,000,000 aggregate principal amount of its outstanding Senior Floating Rate Notes due 2010 (the “Notes”), at the redemption price of 102.00% of the principal amount thereof, in accordance with the terms of the indenture governing the Notes. Holders of redeemed Notes will also receive accrued and unpaid interest thereon up to but not including the redemption date, which is September 8, 2006. As of the date of this report (and prior to giving effect to the redemption), $150,000,000 in aggregate principal amount of the Notes were outstanding. The Company intends to use the net proceeds from the previously announced sale of its Nigerian drilling rigs and their related assets, together with cash on hand, to fund this redemption.
     The description set forth above is qualified in its entirety by reference to the Notice of Partial Redemption, a copy of which is filed herewith as an exhibit.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Notice of Partial Redemption dated August 8, 2006.

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY
Dated: August 10, 2006	By:	/s/ W. Kirk Brassfield
W. Kirk Brassfield Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Notice of Partial Redemption dated August 8, 2006.